Exhibit 4.1

The Cannaisseur Group, Inc. SHARES NUMBER *******9,000,000,000******* CERT.9999 INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE CUSIP $0.0001 PAR VALUE COMMON STOCK COMMON STOCK THIS CERTIFIES THAT * SPECIMEN * * NINE BILLION AND 00/100 * Is The Owner of FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF The Cannaisseur Group, Inc. Transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar. JANUARY 01, 2009 Dated: COUNTERSIGNED AND REGISTERED: VSTOCK TRANSFER, LLC Transfer Agent and Registrar Chief Executive Officer By:____________________________ AUTHORIZED SIGNATURE